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                             THE BOEING COMPANY

                       EXECUTIVE LAYOFF BENEFITS PLAN

               As Amended and Restated effective April 1, 2001

















































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                              TABLE OF CONTENTS


                                                               Page
ARTICLE 1 --PURPOSE                                              3

ARTICLE 2 --DEFINITIONS                                          3
     2.1    Affiliate or Subsidiary                              3
     2.2    Base Salary                                          3
     2.3    Committee                                            3
     2.4    Company                                              3
     2.5    Compensation Committee                               3
     2.6    Employee                                             3
     2.7    Equivalent Employment                                3
     2.8    Involuntary Layoff                                   3
     2.9    Layoff Benefit                                       4
     2.10   Layoff Event                                         4
     2.11   Plan                                                 4
     2.12   Plan Year                                            4
     2.13   Service                                              4

ARTICLE 3 --ELIGIBILITY AND LAYOFF EVENT                         4
     3.1    Eligibility                                          4
     3.2    Participating Groups                                 4
     3.3    Layoff Events                                        4

ARTICLE 4 --LAYOFF BENEFIT                                       4
     4.1    Layoff Benefit                                       4
     4.2    Timing of Payment                                    5
     4.3    Limit on Payment                                     5
     4.4    Recovery of Payment                                  5
     4.5    Recovery of Debt                                     5
     4.6    Waiver of Claims                                     5
     4.7    Death Benefit                                        5

ARTICLE 5 --ADMINISTRATION                                       5
     5.1    Plan Administration                                  5
     5.2    Rules and Procedures                                 6
     5.3    Committee Liability                                  6
     5.4    Claim Procedure                                      6

ARTICLE 6 --GENERAL PROVISIONS                                   6
     6.1    Plan Amendment and Termination                       6
     6.2    Funding                                              6
     6.3    Benefit Plan Application                             6
     6.4    Provision Against Anticipation                       6
     6.5    Employment Status                                    6
     6.6    Facility of Payment                                  6
     6.7    Construction                                         7









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                                  ARTICLE 1
                                   PURPOSE

The Boeing Company established The Boeing Company Executive Layoff Benefits Plan to provide for lump sum payments as layoff benefits for its executive employees effective August 1, 1997. This document is an amendment and complete restatement of the Plan and is effective for Layoff Events occurring on or after April 1, 2001.

It is intended that this Plan constitute a welfare benefit severance pay plan under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and that the plan shall be construed and interpreted in a manner consistent with such intention.

                                  ARTICLE 2
                                 DEFINITIONS

2.1 Affiliate or Subsidiary means a member (other than The Boeing Company) of a controlled group of corporations (as defined in Internal Revenue Code
     Section 1563(a) determined without regard to Internal Revenue Code Sections 1563(a)(4) and (e)(3)(c)), a group of trades or businesses (whether incorporated or not) which are under common control within the meaning of Internal Revenue Code Section 414(c), or an affiliated service group (as defined in Internal Revenue Code Section 414(m) or 414(o)) of which The Boeing Company is a part.

2.2 Base Salary means annual salary excluding bonuses and incentive payments, fringe benefits, and other perquisites.

2.3 Committee means the Employee Benefit Plans Committee (or its successor) appointed by the Board of Directors of The Boeing Company.

2.4 Company means The Boeing Company, and any Affiliate or Subsidiary, which has adopted the Plan by action of its Board of Directors if such adoption has been approved by the Compensation Committee or by such corporate officers as the Compensation Committee may designate.

2.5 Compensation Committee means the Compensation Committee appointed by the Board of Directors of The Boeing Company.

2.6 Employee means a person who is employed by the Company including a person on an approved leave of absence.

2.7  Equivalent Employment means an employment offer made prior to a Layoff
     Event:

     a) at an annual base salary equal to no less than 90% of the Employee's Base Salary at the time of the offer;
     b) if the Employee is eligible for incentive compensation, with a target under the applicable incentive compensation plan which is no less than 90% of the Employee's target at the time of the offer; and
     c) for a job which is located within 70 miles of the normal location of the Employee's employment at the time of the offer.

2.8 Involuntary Layoff means that an Employee's position has been eliminated by the Company.

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2.9  Layoff Benefit is defined in Article 4.

2.10 Layoff Event is defined in Section 3.3.

2.11 Plan means The Boeing Company Executive Layoff Benefits Plan.

2.12 Plan Year means the calendar year.

2.13 Service shall be determined in the same manner as the service time calculation under the Company Service Awards Program procedure.

                                  ARTICLE 3
                        ELIGIBILITY AND LAYOFF EVENT

3.1 Eligibility. In order to be eligible for a Layoff Benefit, an Employee must meet the following requirements as of the date of the Layoff Event:

     a) The Employee must be a member of a participating group of Employees in accordance with Section 3.2;
     b) The Employee must have at least one year of Service; and
     c) A Layoff Event must occur with respect to the Employee.

3.2  Participating Groups.   Employees of The Boeing Company who are Executive
     Payroll Employees shall participate in the Plan. The Compensation Committee may, by written resolution, provide for participation of other Employees as of an effective date specified in the resolution.

3.3  Layoff Events.   A Layoff Event is an Involuntary Layoff from employment
     with the Company, but does not include a layoff if:

     a) The Employee becomes employed by the Company or any Affiliate or Subsidiary of the Company within 90 days of the layoff or refuses an offer of employment by the Company or any Affiliate or Subsidiary of the Company as an Executive Payroll Employee;
     b) The layoff occurs (i) because of a merger, sale, spin-off, reorganization, or similar transfer of assets or stock, or because of a change in the operator of a facility or a party to a contract, or because of an outsourcing of work, and (ii) the Employee either continues in Equivalent Employment (in the case of a stock sale or similar transaction), or the Employee is offered Equivalent Employment with the new employer, operator or contractor (or an affiliated business enterprise);
     c) The layoff occurs because of an act of God, natural disaster or national emergency;
     d) The layoff occurs because of a strike, picketing of the Company's premises, work stoppage or any similar action that would interrupt or interfere with any operation of the Company; or
     e) The termination of employment of the Employee is for any reason other than Involuntary Layoff, such as voluntary or temporary layoff, completion of a temporary assignment, resignation, dismissal, retirement, death or leave of absence.

                                  ARTICLE 4
                               LAYOFF BENEFIT

4.1 Layoff Benefit. The Layoff Benefit for an Employee who incurs a Layoff Event on or after April 1, 2001 is equal to:
     a) One  year of Base Salary at the time of layoff, plus
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4.1  Layoff Benefit.  (continued)
     b) The Employee's annual target incentive under the Incentive Compensation Plan for Officers and Employees of The Boeing Company and Subsidiaries, multiplied by the Company's actual performance score for the year during which the Layoff Event occurs, less

     c) If applicable, the total of all payments made, or to be made, pursuant to any individual employment, separation or severance agreement.

4.2 Timing of Payment. An Employee will receive the portion of the Layoff Benefit described in Section 4.1(a) in a lump sum within a reasonable period of time following the Layoff Event, and the portion of the Layoff Benefit described in Section 4.1(b) in a lump sum in the year following the year of the Layoff Event, and in the month after the month in which the Compensation Committee of the Board of Directors of the Company has approved the performance scores for the Company and operating units. All such payments shall be net of any and all applicable withholding taxes, and interest shall not accrue on any portion of the Layoff Benefit, regardless of the time of payment.

4.3 Limit on Payment. No Employee shall be paid more than one Layoff Benefit under this Plan.

4.4 Recovery of Payment. If a Layoff Benefit is paid to an Employee and the Committee determines that all or part of such payment was not owed under the terms of the Plan, the Company reserves the right to recover such payment, including deducting such amounts from any sums due the Employee.

4.5 Recovery of Debt. If an Employee owes the Company an acknowledged debt, including, but not limited to, loans, relocation fees, and travel advances, such debt may be deducted from the Layoff Benefit, subject to applicable state laws.

4.6 Waiver of Claims. As a condition to receiving the Layoff Benefit described in Section 4.2, the Employee must execute a release of all claims by submitting to the Company a Waiver and Release form in a form provided by the Company.

4.7 Death Benefit. No Layoff Benefits are due under the Plan with respect to an Employee to the extent not received by the Employee prior to his death.

                                  ARTICLE 5
                               ADMINISTRATION

5.1 Plan Administration. The Committee will serve as the Plan administrator and named fiduciary pursuant to ERISA. The Committee will have complete control of the administration of the Plan, subject to the provisions hereof, with all powers necessary to enable it to carry out its duties properly in that respect. Not in limitation, but in amplification of the foregoing, it will have the power to interpret the Plan, to apply its discretion, and to determine all questions that may arise hereunder, including all questions relating to the eligibility of Employees to participate in the Plan and the amount of benefit to which any Employee may become entitled. Its decisions upon all matters within the scope of its authority will be final and binding.


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5.2  Rules and Procedures.  The Committee will establish rules and procedures to be followed by Employees in filing applications for benefits and in other matters required to administer the Plan.

5.3 Committee Liability. The members of the Committee shall use ordinary care and diligence in the performance of their duties, but no member shall be personally liable by virtue of any contract, agreement, or other instrument made or executed by a member of the Committee, nor for any mistake or judgment made by such member or by any other member. No member of the Committee will be liable for the neglect, omission or wrongdoing of any other member or of the agents or counsel of the Committee. The Company shall indemnify each member of the Committee against, and hold each member harmless from any and all expenses and liabilities arising out of, any act or omission to act as a member of the Committee, to the fullest extent permitted under the by-laws of the Company.

5.4 Claim Procedure. The Committee shall adopt procedures for the presentation of claims for benefits and for the review of the denial of such claims by the Committee. The decision of the Committee upon such review shall be final, subject to appeal rights provided by law.



                                  ARTICLE 6
                             GENERAL PROVISIONS

6.1 Plan Amendment and Termination. The Company, acting through the Compensation Committee, may amend or terminate the Plan in whole or in part at any time. Such amendments may include any remedial retroactive changes to comply with the requirements of any law or regulation issued by any government agency to which the Company is subject.

6.2 Funding. The Plan shall be unfunded, and Layoff Benefits shall be paid from the general assets of the Company.

6.3 Benefit Plan Application. Layoff Benefits and periods for which an Employee receives a Layoff Benefit shall not be considered as compensation or service under any employee benefit plan or program and shall not be counted toward Service under this Plan. Layoff Benefits may not be deferred into the Voluntary Investment Plan or any other cash or deferred arrangement.

6.4 Provision Against Anticipation. No benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, or other legal process, and any attempt to do so shall be void.

6.5 Employment Status. Nothing contained in the Plan will be deemed to give any Employee the right to be retained in, or recalled to, the employ of the Company or to interfere with the rights of the Company to discharge any Employee at any time.

6.6 Facility of Payment. If any Employee is physically or mentally incapable of giving a valid receipt for any payment due and no legal representative has been appointed for such Employee, the Committee may make such payment to any person or institution maintaining such Employee and the release of such person or institution will be a valid and complete discharge for
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6.6  Facility of Payment.  (continued)
     such payment. Any final payment or distribution to any Employee or the legal representative of the Employee in accordance with the provisions herein will be in full satisfaction of all claims against the Plan, the Committee, and the Company arising under or by virtue of the Plan.

6.7 Construction. The validity of the Plan or any of its provisions will be determined under and will be construed according to federal law and, to the extent permissible, according to the laws of the state of Washington. If any provision of the Plan is held illegal or invalid for any reason, such determination will not affect the remaining provisions of the Plan and the Plan will be construed and enforced as if said illegal or invalid provision had never been included.













































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